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Bill Schnell
Cirrus Logic Inc.
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bill.schnell@cirrus.com

Venk Nathamuni Named Cirrus Logic Chief Financial Officer

AUSTIN, Texas – April 12, 2022 – Cirrus Logic Inc. (Nasdaq: CRUS) today announced the appointment of Venk Nathamuni as chief financial officer, effective April 18, 2022. Venk brings more than 30 years of experience with deep knowledge of the semiconductor industry, corporate finance and strategy, business development, mergers and acquisitions, and investor relations.
“Venk brings an outstanding combination of technical, corporate development and investor relations expertise coupled with considerable experience on Wall Street,” said John Forsyth, Cirrus Logic president and chief executive officer. “I am excited to partner with him and believe he will be a great asset to Cirrus Logic as we continue to drive our business forward into new areas of growth.”

“I am excited to join the leadership team of a company with such a rich history of excellence through innovation and help shape and execute the strategic vision as the company continues to diversify with high-performance mixed-signal solutions,” said Venk Nathamuni. “I look forward to leading Cirrus Logic’s strong finance organization as we look to drive long-term revenue growth and enhance value for employees, customers, and shareholders.”

Venk joins Cirrus Logic from Arista Networks, where he served as head of corporate finance, M&A, investor relations, and information technology. In this role, he was also responsible for financial planning and analysis and long-term strategic planning.

Previously, Venk spent nine years at Maxim Integrated Products, Inc. where he served as vice president of M&A and corporate development and head of investor relations. Prior to joining Maxim, Venk held a variety of positions at J.P. Morgan, Synopsys, Synplicity, and QuickLogic. He received an MBA from The Wharton School of the University of Pennsylvania, a Master of Science degree in electrical engineering from The State University of New York at Stony Brook, and a Bachelor of Science degree in electronics and communications engineering from Madurai Kamaraj University, India.

As previously announced, Thurman Case is stepping down as CFO and will remain with the company in an advisory role until he retires in November 2022.

Forsyth added: “On behalf of the entire Cirrus Logic team, I would like to thank Thurman for his leadership and his many areas of contribution over 21 years with the company. We all wish him the very best in his future endeavors.”

Cirrus Logic Inc.
Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc. All other product names noted herein may be trademarks of their respective holders.

Safe Harbor Statement
Except for historical information contained herein, the matters set forth in this document contain forward-looking statements, including statements about our ability to drive our business forward into new areas of growth; our ability to diversify with high-performance mixed-signal solutions; our ability to drive long-term revenue growth; and our ability to enhance value for employees, customers, and shareholders. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially, and the risks and uncertainties discussed in our Form 10-K for the year ended March 27, 2021 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.